Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1 of our report dated March 31, 2021, relating to the financial statements of Athena Bitcoin Global as of December 31, 2020 and 2019 and to all references to our firm included in this Registration Statement.

/s/ B F Borgers CPS PC

Certified Public Accountants

Lakewood, CO

February 10, 2022